EXHIBIT 2, - ARTICLES OF INCORPORATION

THE STATE OF TEXAS
SECRETARY OF STATE
DATED FEB, 15, 1994


ANGELA ECCLESTONE
6363 SAN FELIPE STE 105
HOUSTON, TX 77057


RE: ALPHA GENERAL INCORPORATED
CHARTER NUMBER 01301979-00

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RE CORD THE ARTICLES OF INCORPORATION THAT CREATED YOUR CORPORATION. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

AS A CORPORATION, YOU ARE SUBJECT TO STATE TAX LAWS. SOME NON-PROFIT CORPORATIONS ARE EXEMPT FROM THE PAYMENT OF FRANCHISE TAXES AND MAY ALSO BE EXEMPT FROM THE PAYMENT OF SALES AND USE TAX ON THE PURCHASE OF TAXABLE ITEMS. IF YOU FEEL TAHT UNDER THE LAW YOUR CORPORATION IS ENTITLED TO BE EXEMPT YOU MUST APPLY TO THE COMPTROLLER OF PUBLIC ACCOUNTS FOR THE EXEMPTION. THE SECRETARY OF STATE CANNOT MAKE SUCH DETERMINATION FOR YOUR CORPORATION.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.

VERY TRULY YOURS,

SIGNED

/S/ ________________________
    JOHN HANNAH JR.
    SECRETARY OF STATE






























ARTICLES OF INCORPORATION
OF
ALHA GENERATION INCORPORATED

FILES IN THE OFFICE OF THE SECREATRY OF STATE
FEB 14, 1994
CORPORATION SECTION


I, the undersigned natural person of the age of eighteen years or more, who is a citizen of the State of Texas, acting as an incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation.

		ARTICLE ONE
The name of the corporation	Alpha Generation Incorporated

		ARTICLE TWO
The period of duration is perpetual.

		ARTICLE THREE
the corporation is engaged in all lawful purposes.

		ARTICLE FOUR
The aggregate number of sahres which the corporation is authorized to issue is 100,000 of the par value of $1.00 each.

		ARTICLE FIVE
The corporation shall not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consitinf of money, labor done, or property actually received.

		ARTICLE SIX
The street address of its initial registered office is 6363 San Felipe #105, Houston Texas, 77057 and the name of its initial Registered Agent as such address is Angela Ecclestone.

		ARTICLE SEVEN
The number of directors constituting the initial Board of Directors is One and the name and address of the person who are to serve as director until the first annual meeting of the shareholders or until the first annual meeting of the shareholders or until their successsors are elected and qualified are:
Angela Ecclestone, 6363 San Felipe #105, Houston, Texas 77057.

		ARTICLE EIGHT
The name and address of the incorporator is:
Angela Ecclestone, 6363 San Felipe #105 Houston, Texas 77057

IN WITNESS WHEREOF, I have herunto set my hands this 7th day of Feb. 1994.

SIGNED

/S/ ______________________
      Angela Ecclestone


THE STATE OF TEXAS
COUNTY OF HARRIS

	BEFORE ME, the undersigned authority, on this day personally known to me to be the person whose name is subscribed to the foregoing instrument and who, upon oath swore that all foregoing statements contained in this instrument were true and correct.

GIVEN UNDERM Y HAND AND SEAL OF OFFICE, this 7th day of February, 1994,

SIGNED

/S/ ___________________________
	Alma L. Green
	Notary Public in and for the
	State of Texas

ALMA L. GREEN
NOTARY PUBLIC, STATE OF TEXAS
MY COMMISION EXPIRES
MAY 18, 1996